UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2017

MAGICJACK VOCALTEC LTD.
(Exact name of registrant as specified in its charter)

Israel	000-27648
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

12 HAOMANUT STREET, 2nd FLOOR
POLEG INDUSTRIAL AREA, NETANYA, ISRAEL 42504
 (Address of principal executive offices, including zip code)

Telephone: (561) 749-2255
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 9, 2017, magicJack VocalTec Ltd., a company organized under the laws of the State of Israel (“magicJack” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, B. Riley Financial, Inc., a Delaware corporation (“B. Riley” or “Parent”) and B. R. Acquisition Ltd., an Israeli corporation and wholly owned subsidiary of Parent (“Merger Sub”).  The following description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Upon the terms and subject to the conditions set forth in the Merger Agreement, which has been unanimously approved by the boards of directors of the Company and Parent, Merger Sub will merge with and into the Company (the “Merger”), whereupon the separate existence of Merger Sub will cease and the Company will be the surviving corporation and a wholly owned subsidiary of Parent.  Upon the completion of the Merger (the “Effective Time”), each outstanding ordinary share of the Company, will be converted into the right to receive $8.71 in cash, without interest (the “Per Share Merger Consideration”).  Subject to certain exceptions, at the Effective Time, each outstanding stock option award will become fully vested, to the extent not previously vested, and will be cancelled and converted into the right to receive the Per Share Merger Consideration with respect to each share subject to the award (less the applicable exercise price per share immediately prior to the Effective Time).  At the Effective Time, each outstanding restricted stock award, will either become vested if and to the extent provided by the terms of the award or applicable Company equity plan or will otherwise be forfeited and the vested restricted shares will be cancelled and converted into the right to receive the Per Share Merger Consideration with respect to each share subject to the award.

Each party’s obligation to complete the Merger is subject to various conditions, including, among others, (a) approval of the Merger Agreement and the terms of the Merger by a majority of the total number of shares of Company stock voted at the Company’s shareholder meeting, (b) the expiration or termination of all applicable waiting periods under U.S. antitrust laws, (c) no U.S., Israeli or other governmental authority shall have enacted, entered or enforced any order or law which restrains or prohibits the consummation of the Merger or other transactions contemplated by the Merger Agreement, (d) at least 50 days shall have passed after the filing with respect to the Merger with the Registrar of Companies of the State of Israel and at least 30 days shall have elapsed after the approval of the Merger by the shareholders of each of the Company and the Merger Sub and (e) all specified approvals from and/or filings with the U.S. Federal Communications Commission and similar state regulatory bodies shall have been obtained or made, as applicable.  Parent’s obligation to complete the Merger is additionally subject to certain additional customary conditions, including (a) the accuracy of the Company’s representations and warranties made in the Merger Agreement, (b) the compliance by the Company, in all material respects, with its obligations required to be performed by or complied with by it under the Merger Agreement, and (c) the receipt of the required approval of the Israeli Innovation Authority. Consummation of the Merger is not subject to any financing condition.

The Company and Parent have each made customary representations, warranties and covenants in the Merger Agreement. The Company has agreed, among other things, (a) subject to certain exceptions, to conduct its business in the ordinary course of business in all material respects between the execution of the Merger Agreement and the Effective Time and not to take specified actions during such period and (b) not to solicit competing acquisition proposals or, subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any alternative transaction. The Merger Agreement contains certain termination rights for both the Company and Parent, and further provides that, upon termination of the Merger Agreement under certain circumstances, including in relation to the receipt of an unsolicited, competing acquisition proposal that the Company board of directors determines is superior, the Company may be required to pay Parent a termination fee equal to approximately $5.7 million.

The Merger Agreement has been included as an exhibit to this Form 8-K to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company, Parent or their respective subsidiaries and affiliates.  The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of that agreement and as of specific dates.  The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Merger Agreement and in reviewing the representations, warranties and covenants contained in the Merger Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions were not intended by the parties to the Merger Agreement to be characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub, or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.  For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that the Company and Parent publicly file with the Securities and Exchange Commission.

Item 8.01 Other Events

On November 9, 2017, the Company and B. Riley issued a joint press release announcing the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Cautionary Statement Regarding Forward-Looking Information

This Current Report on Form 8-K and the exhibits hereto contain forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. These forward-looking statements involve risks and uncertainties that could significantly affect the expected results and are based on certain key assumptions. Due to such uncertainties and risks, no assurances can be given that such expectations will prove to have been correct, and readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. The forward-looking statements contained herein include, but are not limited to, the manner in which the parties plan to effect the transaction; the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the parties’ ability to complete the transaction considering the various closing conditions, including conditions related to regulatory and magicJack shareholder approvals; the plans, strategies and objectives of management for future operations; product development, product extensions, product integration, complementary product offerings and growth opportunities in certain business areas; the potential future financial impact of the transaction; and any assumptions underlying any of the foregoing. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to the possibility that expected benefits of the transaction may not materialize as expected; that the transaction may not be timely completed, if at all; that B. Riley may not be able to successfully integrate the solutions and employees of B. Riley and magicJack or ensure the continued performance or growth of magicJack’s products or solutions.

In addition, other risks that magicJack faces include those detailed in magicJack’s filings with the Securities and Exchange Commission, including magicJack’s annual report on Form 10-K for the year ended December 31, 2016.

Forward-looking statements are based on the beliefs and assumptions of magicJack’s management and on currently available information.  magicJack undertakes no responsibility to publicly update or revise any forward-looking statement.

Important Additional Information and Where to Find It

magicJack plans to file with the Securities and Exchange Commission and to mail to its shareholders a proxy statement in connection with the proposed transaction. The proxy statement will contain important information about magicJack, the proposed transaction, and related matters. magicJack also plans to file with the Securities and Exchange Commission other documents regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, MAGICJACK’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE. magicJack’s shareholders will be able to obtain free copies of the proxy statement and other documents filed with the Securities and Exchange Commission by magicJack through the web site maintained by the Securities and Exchange Commission at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.vocaltec.com in the section “Financial Information.”

Participants in the Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. magicJack and its directors and executive officers may be deemed to be participants in the solicitation of proxies from magicJack’s shareholders with respect to the proposed transactions. Information regarding magicJack’s directors and executive officers is contained in magicJack’s annual report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on March 16, 2017, proxy statement for magicJack’s 2017 special meeting of shareholders filed with the Securities and Exchange Commission on June 23, 2017, and current reports on Form 8-K filed with the Securities and Exchange Commission on March 15, 2017, May 10, 2017, May 23, 2017 and June 19, 2017. Additional information regarding the interests of magicJack’s directors and executive officers in the transaction will be included in the proxy statement for the special meeting of magicJack’s shareholders to be held to approve the transactions contemplated by the Merger Agreement and in other relevant documents regarding proposed transaction, when filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

The following documents are filed as exhibits to this report:

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among magicJack VocalTec Ltd., B. Riley Financial, Inc. and B. R. Acquisition Ltd., dated as of November 9, 2017*
99.1	Press Release dated November 9, 2017

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Thomas Fuller
Name: Thomas Fuller
Title: Chief Financial Officer

Date: November 9, 2017

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among magicJack VocalTec Ltd., B. Riley Financial, Inc. and B. R. Acquisition Ltd., dated as of November 9, 2017
99.1	Press Release dated November 9, 2017

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any of the omitted schedules upon request by the Securities and Exchange Commission.